February 28, 1996



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

          RE:  Prudential Mortgage Income Fund, Inc.
               File Nos. 2-76061 and 811-3397

Ladies and Gentlemen:

      On behalf of Prudential Mortgage Income Fund, Inc., enclosed for filing under the Investment Company Act of l940 are:

     (l)  One copy of the Rule 24f-2 Notice; and

     (2)  Opinion of counsel to the Fund.

     These documents have also been filed using the EDGAR system.
      If you have any questions relating to the foregoing, please call the undersigned at (212) 214-l248.

     Please acknowledge receipt via EDGAR.


                                   Very truly yours,


                                   /s/ Deborah A. Docs
                                   Deborah A. Docs
                                   Assistant Secretary

Enclosures



cc: John E. Baumgardner, Jr., Esq.
    (Sullivan & Cromwell)
    Paul H. Dykstra, Esq.
    (Gardner, Carton & Douglas)


MIF-296.LTR